UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2008

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2008, Commonwealth Edison Company (ComEd) entered into various agreements, which are more fully described under Item 2.03, in connection with the issuance, through the Illinois Finance Authority (Authority) for the benefit of ComEd, of $49.8 million principal amount of Illinois Finance Authority Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008E due May 1, 2021 (Series 2008E Bonds). See Item 2.03 below for a description of the Series 2008E Bonds and related agreements.

On June 27, 2008, ComEd also entered into a First Amendment to the Letter of Credit and Reimbursement Agreement dated as of June 27, 2008 (Amendment), which amends the provisions of the Letter of Credit and Reimbursement Agreement dated as of May 9, 2008 (Reimbursement Agreement) among ComEd, the financial institutions signatory thereto, as letter of credit issuers, Barclays Bank PLC, New York Branch, as Administrative Agent, and the financial institutions party thereto. The Amendment modifies the description of the tax-exempt bonds that may be covered by letters of credit issued under the Reimbursement Agreement to consist of the $50 million Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008D issued by the Authority, the Series 2008E Bonds and the $91 million Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008F issued by the Authority.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2008, ComEd and the Authority entered into a Loan Agreement dated as of June 1, 2008 (Series 2008E Loan Agreement) under which the Authority loaned the proceeds from the issuance of its $49.8 million principal amount Series 2008E Bonds to ComEd. Under the Series 2008E Loan Agreement, ComEd has agreed to pay amounts sufficient to pay the principal, purchase price (as described below) and interest coming due on the Series 2008E Bonds. The Series 2008E Bonds were issued to refinance portions of the $40 million Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003 due May 15, 2017 (Series 2003 Bonds), the $42.2 million Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003B due November 1, 2019 (Series 2003B Bonds) and the $20 million Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003D due January 15, 2014 (Series 2003D Bonds), all of which were issued by the Illinois Development Finance Authority, a predecessor to the Authority, during 2003 for the benefit of ComEd to refinance other tax-exempt bonds. The Series 2003, 2003B and 2003D Bonds currently bear interest at an auction rate. The Series 2003, 2003B and 2003D Bonds have been called for redemption at a price of 100% of their principal amount, plus accrued interest to their respective redemption dates of July 10, 2008, July 8, 2008 and July 29, 2008.

The Series 2008E Bonds will initially carry interest at a weekly rate, which is reset each week and is payable monthly, commencing July 1, 2008. The Series 2008E Bonds may be converted to bear interest on a different basis, including a daily rate, a commercial paper rate, an indexed rate, a term rate and a fixed rate to maturity, as provided in the indenture governing those bonds. The interest rate on the Series 2008E Bonds may not exceed a maximum rate of 12% per annum. During the period when the Series 2008E Bonds bear interest at a weekly or daily rate, the holders have the option to require the bonds to be purchased at 100% of their principal amount plus accrued interest. The Series 2008E Bonds are also subject to mandatory purchase in connection with, among other things, any change in the interest rate basis applicable to the bonds or the expiration, termination or replacement of any third party credit support, such as a letter of credit.

Payments of interest, purchase price, redemption price and principal on the Series 2008E Bonds are initially supported by a direct-pay letter of credit issued by SunTrust Bank, which will expire on June 27, 2009, unless extended. The SunTrust letter of credit was issued under the provisions of the Reimbursement Agreement.

ComEd has entered into a remarketing agreement with Banc of America Securities LLC under which Banc of America Securities LLC will serve as remarketing agent for the Series 2008E Bonds. The remarketing agent, among other things, seeks purchasers for bonds that have been tendered by their holders pursuant to the optional purchase provisions described above or that are subject to the mandatory purchase provisions described above.

ComEd issued its First Mortgage Bonds, Pollution Control Series 2008E (Series 2008E Mortgage Bonds) in the stated principal amount of $49.8 million to provide collateral security for its obligations under the Series 2008E Loan Agreement. The Series 2008E Mortgage Bonds have payment terms matching the terms of the Series 2008E Bonds and were issued pursuant to ComEd’s Mortgage dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture dated August 1, 1944 (Mortgage) and the Supplemental Indenture dated as of June 12, 2008 (Supplemental Indenture). The Mortgage is a first mortgage lien on ComEd’s utility plant.

Copies of the Series 2008E Loan Agreement and the Supplemental Indenture are filed as Exhibits 10.2 and 4.1, respectively, to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith, as noted below:

Exhibit No.	Description
4.1	Supplemental Indenture dated as of June 12, 2008 from Commonwealth Edison Company to BNY Midwest Trust Company, as trustee, and D.G. Donovan, as co-trustee.

10.1	First Amendment to Letter of Credit and Reimbursement Agreement dated as of June 27, 2008 among Commonwealth Edison Company, the financial institutions signatory thereto, as letter of credit issuers, Barclays Bank PLC, New York Branch, as Administrative Agent, and the financial institutions party thereto.

10.2	Loan Agreement dated as of June 1, 2008 between Illinois Finance Authority and Commonwealth Edison Company relating to the Illinois Finance Authority Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008E.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ComEd’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) ComEd’s First Quarter 2008 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

June 27, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture dated as of June 12, 2008 from Commonwealth Edison Company to BNY Midwest Trust Company, as trustee, and D.G. Donovan, as co-trustee.

10.1	First Amendment to Letter of Credit and Reimbursement Agreement dated as of June 27, 2008 among Commonwealth Edison Company, the financial institutions signatory thereto, as letter of credit issuers, Barclays Bank PLC, New York Branch, as Administrative Agent, and the financial institutions party thereto.

10.2	Loan Agreement dated as of June 1, 2008 between Illinois Finance Authority and Commonwealth Edison Company relating to the Illinois Finance Authority Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008E.